EXHIBIT 99.3 UNAUDITED SELECTED FINANCIAL DATA, RESTATED FOR DISCONTINUED OPERATIONS

      The selected statements of operations data for each of the years ended December 31, 1997, 1998, 1999, 2000, and 2001 and the selected balance sheet data for the periods then ended have been derived from our Consolidated Financial Statements. The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our Consolidated Financial Statements and Notes thereto, filed as exhibits to this Current Report on Form 8-K.

      During the periods presented below, we acquired and sold numerous operating companies, which significantly affects the comparability of the following information. Therefore, our historical results will not be indicative of future performance. In addition, in the fourth quarter of 2001 and the first quarter of 2002, we either sold or ceased operating all of our operating businesses. Accordingly, the results of operations for the 1999, 2000 and 2001 financial statements presented herein have been restated to classify these exited businesses as discontinued. The results for 1997 and 1998 presented below have not been restated to conform to this discontinued operations presentation as it would be impractical to do so.

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                                                                                YEARS ENDED DECEMBER 31,
                                                                                ------------------------
                                                                1997(1)    1998(2)       1999(3)      2000(3)     2001(5)
                                                                -------    -------       -------      -------     -------
                                                                  (IN THOUSANDS, EXCEPT RATIO AND PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenues...................................................      $2,776    $28,591        $ --       $ --        $  --
Cost of services...........................................       2,605     21,187          --         --           --
                                                                 ------    -------        -----      ------      ------
          Gross profit.....................................         171      7,404          --         --           --
Operating expenses:
   Selling, general and administrative expenses............       2,723     39,147        9,881       9,539       5,538
   Restructuring costs.....................................          --       --            --         --         1,018
   Depreciation and amortization...........................         818     11,069          245       326           203
   Asset impairment........................................          --      4,842          --          --          --
                                                                 ------    -------        -----      ------      ------
          Operating loss...................................      (3,370)   (47,654)     (10,126)     (9,865)     (6,759)
                                                                 ------    -------        -----      ------      ------
Other income (expense):
    Interest income (expense), net.........................        (128)   (24,570)         930      14,087       4,617
    Loss on sale of assets.................................          --       --            --         (739)       (289)
   Other...................................................           6     (5,451)         --          --           28
                                                                 ------    -------        -----      ------      ------
          Income (loss) from continuing operations before
            minority interest and income taxes............       (3,492)   (77,675)      (9,196)      3,483      (2,403)
Minority interest.........................................           --        903          --         --           --
                                                                 ------    -------        -----      ------      ------
          Income (loss) from continuing operations before
            income taxes..................................       (3,492)   (76,772)      (9,196)      3,483      (2,403)
Income tax provision......................................         --        --           --         --          --
                                                                 ------    -------        -----      ------      ------
          Net income (loss) from continuing operations....       (3,492)   (76,772)      (9,196)      3,483      (2,403)
Loss from discontinued operations, net of tax.............       --         --         (111,824)    (13,401)   (121,054)
Gain on sale of discontinued operations, net of tax.......       --         --            --        285,150       1,814
                                                                 ------    -------        -----      ------      ------
          Net income (loss)...............................     $ (3,492)  $(76,772)   $(121,020)  $ 275,232   $(121,643)
                                                               =========  =========   ==========  =========  ==========

Net earnings (loss) per common share from continuing operations:
    Basic.................................................     $  (0.26)   $ (4.47)   $   (0.38)    $  0.11     $ (0.06)
    Diluted...............................................     $  (0.26)   $ (4.47)   $   (0.38)    $  0.06     $ (0.06)
Net earnings (loss) per common share:
    Basic.................................................     $  (0.26)   $ (4.47)   $   (6.93)   $   9.03     $ (3.25)
    Diluted...............................................     $  (0.26)   $ (4.47)   $   (6.93)   $   4.85     $ (3.25)
Weighted average common shares:
    Basic.................................................       13,245     17,158       24,244      30,402      37,372
    Diluted...............................................       13,245     17,158       24,244      56,550      37,372


Net cash flows from operating activities                         (2,904)  (140,815)      14,239      (7,270)     (4,444)
Net cash flows from investing activities                           (701)    (2,939)        (325)     (3,011)     (9,758)
Net cash flows from financing activities                          2,231    149,867       51,445         489        --
Net cash flows from discontinued operations                          --         --      (71,036)    141,039     (56,719)
Capital expenditures                                                771         85          325         673          69


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SELECTED FINANCIAL DATA (CONTINUED)

                                                                                 AS OF DECEMBER 31,
                                                                                 ------------------
                                                                1997      1998        1999(4)    2000(4)     2001(5)
                                                                ----      ----        -------    -------     -------

                                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and marketable securities.........................         $   179    $ 6,826    $   1,149    $132,396     $72,234
Working capital (deficit)..............................          (4,143)    29,445      (80,138)    125,665      88,071
Property and equipment, net............................           5,032        676          145      62,361       5,666
Net assets held for sale...............................             --     111,777      101,302       1,350          --
Total assets...........................................          13,197    158,464      104,288     231,917     133,561
Long-term obligations..................................           4,197     16,717        4,021          46       3,433
Stockholders' equity (deficit).........................           4,155     17,522      (83,482)    206,182      92,026

-------------------------------------------------------------------------------------------------------------------



(1) Includes the financial results of Telenational Communications, Inc. and Wallace Wade, Inc. from June 20, 1997 and July 3, 1997, the respective dates of their acquisition. The results of operations for 1997 have not been restated to conform to this discontinued operations presentation as it would be impractical to do so.

(2) Includes the financial results of EnerTel and IIC from June 23, 1998 and August 1, 1998, the respective dates of their acquisition. The results of operations for 1998 have not been restated to conform to this discontinued operations presentation as it would be impractical to do so.

(3) The results of operations for 1999 and 2000 have been restated to classify the exited businesses as discontinued. Loss from discontinued operations includes the financial results of VIS-able International AB and its affiliates from September 15, 2000, the date of its acquisition, and the financial results of EnerTel and IIC through their dates of sale (January and March 2000, respectively). Additionally, net income in 2000 includes a $285.2 million net gain on the sale of the discontinued EnerTel operation.

(4) EnerTel and IIC were sold in January and March 2000, respectively. The TNC net assets were considered for sale. Accordingly, the related assets and liabilities have been collapsed and reflected as "Net Assets held for Sale" in the 1999 balance sheet. The TNC net assets remained as "Net Assets held for Sale" in the 2000 balance sheet.

(5) The results of operations for 2001 have been restated to classify the exited businesses as discontinued. Loss from discontinued operations includes the financial results of hostmark from April 26, 2001, the date of its acquisition, and the financial results of TNC and VIS-able International AB and its Swedish affiliates through their dates of sale (October 25, 2001 and December 21, 2001, respectively). Additionally, loss from discontinued operations includes the financial results of the Ireland SuperCentre prior to its shut down in November 2001, Hostmark Sweden prior to the sale of its assets on December 21, 2001, and Hostmark Germany prior to it being placed in receivership in December 2001. The net loss for 2001 includes a $101.5 million restructuring charge related primarily to the shutdown of certain of the Company's Managed Hosting centers.




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